Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined balance sheet of Cemtrex, Inc. (“the Company”) for the fiscal year ended September 30, 2022, is presented as if the acquisition of Heisey Mechanical, Ltd. (“Heisey”) referred to herein as the “Acquisition” had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2022, and the subsequent nine months ended June 30, 2023, is presented as if the Acquisition had occurred on September 30, 2021.

The accompanying unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company after giving pro forma effect to the Company’s acquisition of Heisey and its related assets, liabilities and personnel and gives effect to: (i) the liability taken to fund consideration and (ii) the acquisition of Heisey. Heisey operations and related financial information contained throughout the unaudited pro forma condensed combined financial statements herein constitute predominantly all of the historical audited annual and unaudited interim financial statements Heisey. The consideration and the acquisition of Heisey are hereby referred to as the “Transaction”.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the Company’s historical audited consolidated financial statements and historical unaudited interim condensed consolidated financial statements, including the notes thereto, and Heisey historical audited and interim unaudited financial statements, including the notes thereto. The financial statements of the Company for the year ended September 30, 2022, are included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 28, 2022. The statement of operations of Heisey for the twelve months ended September 30, 2022, was derived from Heisey historical audited consolidated statement of operations for the year ended December 31, 2022, as well as the unaudited interim consolidated statements of operations for the three months ended December 31, 2021, and December 31, 2022, which are included in exhibit 99.1 and exhibit 99.2 herein. Note 2 describes the method of calculating the statement of operations of Heisey for the twelve months ended December 31, 2022, which is within 93 days of the Company’s fiscal year ended September 30, 2022, as required by Rule 11-02(c)(3) of Regulation S-X under the Securities Act of 1933.

The unaudited pro forma condensed combined financial statements include unaudited pro forma adjustments that are factually supportable and directly attributed to the Acquisition. The unaudited pro forma adjustments are expected to have a continuing impact on the consolidated results. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believe are reasonable. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the Company’s future operating results.

The Company’s management expects that the strategic and financial benefits of the acquisition of Heisey will result in certain cost saving opportunities, which have not been reflected in the accompanying unaudited pro forma condensed combined financial statements.

The acquisition of Heisey will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, which will establish a new basis of accounting for all identifiable assets acquired and liabilities assumed at fair value as of the date control is obtained. Accordingly, the consideration transferred will be allocated to the underlying net assets in proportion to their respective fair values. The fair value of Heisey’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill. The allocation of the purchase price to acquired assets and assumed liabilities based on their underlying fair values requires the extensive use of significant estimates and the Company’s judgment. The Company’s management believes the fair values recognized for the acquired assets and assumed liabilities are based on reasonable estimates and assumptions based on information currently available. As more fully described in the notes to the unaudited pro forma condensed combined financial statements, a preliminary allocation of the purchase price has been made (i) to recognize the value of identifiable fixed assets at fair value in the aggregate amount of approximately $1,741,500 and (ii) establish contract assets and liabilities at fair value in the aggregate amount of $(8,309). All other assets acquired, and liabilities assumed have been recognized at their respective book values, which the Company’s management believes materially approximate their respective fair values. The excess of estimated purchase price over the estimated fair value of the net assets acquired of $355,090 has been preliminarily allocated to goodwill. The allocation of purchase price is preliminary at this time and will remain as such until the Company completes valuations and other studies to finalize the valuation of the net assets acquired. The final allocation of the purchase price is dependent on a number of factors, including the final valuation of the fair value of all tangible and intangible assets acquired and liabilities assumed as of the closing date of the acquisition of Heisey when additional information will be available. Such final adjustments, including changes to depreciable tangible and amortizable intangible assets, may be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following information:

●	The notes to the unaudited pro forma condensed combined financial statements.

●	The Company’s audited consolidated financial statements as of and for the fiscal year ended September 30, 2022, which are included in the Company’s Annual Report on Form 10-K as of and for the fiscal year ended September 30, 2022.

●	The audited financial statements of Heisey as of and for the year ended December 31, 2022, which is included in Exhibit 99.1 herein; and

●	The unaudited financial statements of Heisey as of and for the three and six months ended June 30, 2023, which are included in Exhibit 99.2 herein.

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Pro Forma Combined Balance Sheets

September 30, 2022

Unaudited

					Pro Forma
	Cemtrex Inc.	Adjustments	Cemtrex Inc.	Heisey	Adjustments
	September 30, 2022	Note 6	September 30, 2022 Adjusted	December 31, 2022	Acquisition	Notes	Pro Forma Combined
Assets
Current assets
Cash and equivalents	$10,610,181	$(714,420)	$9,895,761	637,316	$(1,604,979)	5(a), 5(d)	$8,928,098
Restricted cash	1,577,915	-	1,577,915	-	-		1,577,915
Short-term investments	13,721	-	13,721	-	-		13,721
Trade receivables, net	5,960,686	(561,470)	5,399,216	1,864,550	(1,864,550)	5(a)	5,399,216
Inventory –net of allowance for inventory obsolescence	9,531,682	(1,043,865)	8,487,817	297,595	2,405	5(a)	8,787,817
Prepaid expenses and other assets	2,575,105	(153,461)	2,421,644	2,379,075	(1,736,797)	5(e)	3,063,922
Assets of discontinued operations	-	3,971,693	3,971,693		-		3,971,693
Total current assets	31,767,767	1,498,477	31,767,767	5,178,536	(5,203,921)		31,742,382

Property and equipment, net	6,106,292	(825,850)	5,280,442	-	1,369,400	5(b)	6,649,842
Right-of-use assets	2,641,198	-	2,641,198	433,824	(433,824)	5(a)	2,641,198
Note receivable - related party	761,585	-	761,585	-	-		761,585
Goodwill	4,505,283	(598,392)	3,906,891	-	475,000	5(a)	4,381,891
Other	1,473,980	(74,235)	1,399,745	-	-		1,399,745
Total Assets	$45,757,628	$-	$45,757,628	5,612,360	$(3,793,345)		$47,576,643

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable	3,256,559	(205,620)	3,050,939	667,856	(667,856)	5(a)	3,050,939
Accounts payable - related party	19,133	-	19,133	-	-		19,133
Short-term liabilities, net of unamortized original issue discounts	16,894,743	-	16,894,743	29,276	256,551	5(a), 5(d)	17,180,570
Lease liabilities - short-term	818,730	(64,235)	754,495	140,191	(140,191)	5(a)	754,495
Deposits from customers	198,178	(125,034)	73,144	-	-		73,144
Accrued expenses	2,281,324	(10,136)	2,271,188	1,057,623	(1,000,124)	5(a)	2,328,687
Deferred revenue	1,951,282	(400,194)	1,551,088	1,109,010	(892,541)	5(a)	1,767,557
Accrued income taxes	94,848	-	94,848	-	-		94,848
Liabilities of discontinued operations	-	805,219	805,219	-	-		805,219
Total current liabilities	25,514,797	-	25,514,797	3,003,956	(2,444,161)		26,074,592
Long-term liabilities
Loans payable to bank	110,331	-	110,331	-	1,620,941	5(a), 5(d)	1,731,272
Long-term lease liabilities	1,822,468	-	1,822,468	293,633	(293,633)	5(a)	1,822,468
Notes payable	-	-	-	-	-		-
Mortgage payable	2,160,169	-	2,160,169	-	-		2,160,169
Other long-term liabilities	807,898	-	807,898	-	-		807,898
Paycheck Protection Program Loans	97,120	-	97,120	-	-		97,120
Deferred Revenue - long-term	607,309	-	607,309	-	-		607,309
Total long-term liabilities	5,605,295	-	5,605,295	293,633	1,327,308		7,226,236

Total liabilities	31,120,092	-	31,120,092	3,297,589	(1,116,853)		33,300,828

Commitments and contingencies	-	-	-	-	-		-

Stockholders’ equity
Preferred stock , $0.001 par value, 10,000,000 shares authorized, Series 1, 3,000,000 shares authorized, 2,,079,122 shares issued and 2,015,022 shares outstanding as of September 30, 2022 (liquidation value of $10 per share)	2,079	-	2,079	-	-		2,079
Series C, 100,000 shares authorized, 50,000 shares issued and outstanding at September 30, 2022	50	-	50	-	-		50
Common stock, $0.001 par value, 50,000,000 shares authorized, 754,711 shares issued and outstanding at September 30, 2022	26,413	(25,658)	755	10,200	(10,200)	5(c)	755
Additional paid-in capital	66,616,038	25,658	66,641,696	2,304,571	(2,304,571)	5(c)	66,641,696
Accumulated deficit	(54,929,020)	-	(54,929,020)	-	(361,721)	5(d), 5(e)	(55,290,741)
Treasury stock, 64,100 shares of Series 1 Preferred Stock at September 30, 2022	(148,291)	-	(148,291)	-	-		(148,291)
Accumulated other comprehensive income	2,377,525	-	2,377,525	-	-		2,377,525
Total Cemtrex stockholders’ equity	13,944,794	-	13,944,794	2,314,771	(2,676,492)		13,583,073
Non-controlling interest	692,742	-	692,742	-	-		692,742
Total liabilities and shareholders’ equity	$45,757,628	$-	$45,757,628	5,612,360	$(3,793,345)		$47,576,643

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Pro Forma Combined Statement of Operations

For the year ended September 30, 2022

Unaudited

	Historical				Pro Forma
		Adjustments	Cemtrex Inc.	Heisey	Adjustments		Pro Forma
	Cemtrex Inc.	Note 6	Adjusted	Note 2	Acquisition	Notes	Combined
Revenues	$50,274,923	$(5,248,143)	$45,026,780	$8,943,815	$-		$53,970,595
Cost of revenues	31,219,405	(2,758,553)	28,460,852	7,699,968	-		36,160,820
Gross profit	19,055,518	(2,489,590)	16,565,928	1,243,847	-		17,809,775

Operating expenses
General and administrative	27,756,159	(4,821,604)	22,934,555	(33,618)	255,600	5(b)	23,156,537
Research and development	4,851,720	(407,232)	4,444,488	-	-		4,444,488
Goodwill impairment	3,316,000	-	3,316,000	-	-		3,316,000
Total operating expenses	35,923,879	(5,228,836)	30,695,043	(33,618)	255,600		30,917,025
Operating loss	(16,868,361)	2,739,246	(14,129,115)	1,277,465	(255,600)		(13,107,250)

Other income/(expense)
Other income	7,265,293	(84,555)	7,180,738	653,232	-		7,833,970
Interest expense	(3,897,719)	19,016	(3,878,703)	(4,468)	(81,140)	5(d)	(3,964,311)
Total other (expense)/income, net	3,367,574	(65,539)	3,302,035	648,764	(81,140)		3,869,659

Net (loss)/income before income taxes	(13,500,787)	2,673,707	(10,827,080)	1,926,229	(336,740)		(9,237,591)
Income tax benefit/(expense)	208,545	800	209,345		(24,981)	5(e)	184,364
Net (Loss)/income	(13,292,242)	2,674,507	(10,617,735)	1,926,229	(361,721)		(9,053,227)
Income/(loss) from discontinued operations, net of tax	-	(2,674,507)	(2,674,507)	-			(2,674,507)
Net loss	(13,292,242)	-	(13,292,242)	1,926,229	(361,721)		(11,727,734)
Less loss in noncontrolling interest	(271,284)	-	(271,284)
Net (loss)/income attributable to Cemtrex, Inc. shareholders	$(13,020,958)	$-	$(13,020,958)	$1,926,229	$(361,721)		$(11,727,734)

Income (loss) per share - Basic & Diluted	$(0.52)	$(14.06)	$(14.58)	$2.71	$(0.51)	5(f)	$1.68
Discontinued Operations	$-	$(3.77)	$(3.77)	$-	$-		$-

Weighted Average Number of Shares-Basic & Diluted	24,832,056	(24,122,569)	709,487	709,487	709,487		709,487

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Pro Forma Combined Statement of Operations

For the nine months ended June 30, 2023

Unaudited

	Historical		Pro Forma
	Cemtrex	Heisey	Adjustments		Pro Forma
	Inc.	Note 2	Acquisition	Notes	Combined
Revenues	$42,773,779	$7,063,411	$-		$49,837,190
Cost of revenues	23,914,249	5,329,792	-		29,244,041
Gross profit	18,859,530	1,733,619	-		20,593,149

Operating expenses
General and administrative	16,456,602	500,415	127,800	5(b)	17,084,817
Research and development	3,895,717	-	-		3,895,717
Total operating expenses	20,352,319	500,415	127,800		20,980,534
Operating (loss)/income	(1,492,789)	1,233,204	(127,800)		(387,385)

Other income/(expense)
Other income	394,073	1,551	-		395,624
Interest expense	(3,717,557)	(6,775)	(127,883)	5(d)	(3,852,215)
Total other (expense)/income, net	(3,323,484)	(5,224)	(127,883)		(3,456,591)

Net loss before income taxes	(4,816,273)	1,227,980	(255,683)		(3,843,976)
Income tax (expense)	(19,641)	-	-		(19,641)
Net (loss)/income	(4,835,914)	1,227,980	(255,683)		(3,863,617)

Loss from discontinued operations, net of tax	(3,212,108)	-	-		(3,212,108)

Net loss	(8,048,022)	1,227,980	(255,683)		(7,075,725)
Less loss in noncontrolling interest	(29,493)	-	-
Net loss attributable to Cemtrex, Inc. shareholders	$(8,018,529)	$1,227,980	$(255,683)		$(7,075,725)

Income (loss) per share - Basic & Diluted
Continuing Operations	$(5.83)	$1.49	$(0.31)	5(f)	$(4.65)
Discontinued Operations	$(3.89)	$-	$-		$(3.89)

Weighted Average Number of Shares-Basic & Diluted	824,689	824,689	824,689		824,689

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Notes to the Unaudited Pro Forma Combined Financial Statements

Note 1 – Description of the Transaction

On July 1, 2023, Cemtrex, Inc. (“Cemtrex”) completed the acquisition of a leading service contractor and steel fabricator that specializes in industrial and water treatment markets, Heisey Mechanical, Ltd. (“Heisey”) based in Columbia, Pennsylvania.

The total consideration given by Cemtrex to the shareholder of Heisey was approximately $2.8 million with $2,553,291 in cash, $240,000 in a seller’s note. Cemtrex funded the transaction with a $2,160,000 term loan from Fulton Bank.

Note 2 – Basis of Pro Forma Presentation

Heisey had a fiscal year of December 31 as compared to the Company’s September 30 fiscal year. In order for the unaudited proforma condensed consolidated statement of operations to be comparable to the Company’s, Heisey’s twelve-month period ended September 30, 2022, was used and was calculated as follows:

		Less:	Add:
	Fiscal Year Ended	Three-months	Three-months	Twelve Months
	December 31,	October 1, 2022 to	October 1, 2021 to	September 30,
	2022	December 31, 2022	December 31, 2021	2022

Revenues	$8,466,782	$1,203,596	$1,680,629	$8,943,815
Cost of revenues	7,100,787	765,592	1,364,773	7,699,968
Gross profit	1,365,995	438,004	315,856	1,243,847

General and administrative	1,248,971	444,558	473,052	1,277,465
Income\(loss) from operations	117,024	(6,554)	(157,196)	(33,618)

Other income/(expense)
Interest income	473	471	-	2
Interest expense	(3,821)	(452)	(1,099)	(4,468)
Other income	1,608	6	651,630	653,232
Total other income (expense)	(1,740)	25	650,531	648,766

Net income/(loss) before income taxes	115,284	(6,529)	493,335	615,148
Income tax benefit/(expense)	-			-
Net Income	$115,284	$(6,529)	$493,335	$615,148

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The nine-month period ended June 30, 2023, was calculated as follows:

		Add:
	Six Months Ended	Three-months	Nine Months
	June 30,	October 1, 2022 to	June 30,
	2023	December 31, 2022	2023

Revenues	$5,859,815	$1,203,596	$7,063,411
Cost of revenues	4,564,200	765,592	5,329,792
Gross profit	1,295,615	438,004	1,733,619

General and administrative	788,646	444,558	1,233,204
Income/(loss) from operations	506,969	(6,554)	500,415

Other income/(expense)
Interest income	-	471	471
Interest expense	(6,323)	(452)	(6,775)
Other income	1,074	6	1,080
Total other (expense)/income	(5,249)	25	(5,224)

Net loss before income taxes	501,720	(6,529)	495,191
Income tax benefit/(expense)	-	-	-
Net Income	$501,720	$(6,529)	$495,191

Note 3 – Reclassifications

As part of the Company’s integration efforts, the Company will continue its process of evaluating whether there are any significant differences in accounting policies that would require adjustment or reclassification of Heisey’s results of operations in order to conform to the Company’s accounting policies and classifications. As a result of that ongoing evaluation, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements.

During the preparation of the unaudited pro forma condensed combined financial statements, the Company was not aware of any material differences between accounting policies of the two companies, except for certain reclassifications necessary to conform to the Company’s financial presentation, and accordingly, the unaudited pro forma condensed combined statement of operations does not assume any material differences in accounting policies between the two companies.

Note 4 – Fair Value of Assets Acquired, Liabilities Assumed and Calculation of Goodwill

The total purchase price has been allocated in the accompanying unaudited pro forma condensed combined financial statements based on (i) the amounts reported in the historical statements of Heisey, or (ii) management’s preliminary estimates of fair value. Following discussions with third-party valuation consultants, the identifiable fixed assets, were determined to have a fair value of $1,625,000. The Company’s management reviewed various other asset allocations of similar market transactions and applied corresponding relative values of the intangibles compared to the purchase price. The estimated amortization periods are consistent with those used for similar market transactions and amortization is accounted for on a straight-line basis. The percentages assigned are an initial estimate and are subject to change once the detailed third-party purchase price accounting analysis is completed.

The pro forma purchase price allocation presented below is still preliminary but has been developed based on an estimate of fair values of Heisey’s identifiable tangible and intangible assets acquired and liabilities assumed as of July 1, 2023. The final allocation of the purchase price will be determined within one year from the closing date of the Heisey acquisition. As such, the purchase price allocation may change, and such changes could result in a material change to the unaudited pro forma condensed combined financial statements.

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The preliminary allocation of Heisey’s tangible and intangible assets and liabilities under this methodology as if the acquisition on September 30, 2021, is as follows:

Consideration Transferred:
Cash	$393,291
Seller’s note	240,000
Financed amount	2,160,000
Total consideration transferred	$2,793,291

Purchase Price Allocation:
Inventory	300,000
Contract assets	667,259
Machinery and Equipment	1,625,000
Contract liabilities	(216,469)
Accrued Expenses	(57,499)
Goodwill	475,000
Total consideration transferred	$2,793,291

Note 5 – Pro Forma Adjustments - Acquisition

The pro forma adjustments included in the accompanying information do not reflect the final Acquisition purchase consideration. The allocation of consideration to the various tangible and intangible assets acquired and liabilities assumed is preliminary and subject to change. This note should be read in conjunction with “Note 1 – Description of The Transactions,” “Note 2 – Basis of Pro Forma Presentation,” and “Note 3 – Reclassifications.” Adjustments included in the column “Acquisition” to the accompanying unaudited proforma condensed combined balance sheet as of September 30, 2022, and statement of operations for the year ended September 30, 2022, and for the six months ended June 30, 2023, are represented by the following:

Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Purchase Price Allocation

To reflect the consideration of the seller’s note of $240,000, the bank note of $2,160,000 upon the consummation of the transaction. Adjustment also reflects the adjustment of the calculation of the contract assets and liabilities, assumed accrued liabilities, and establishment of goodwill of $475,000 at the time of the transaction.

(b) Fair Market Valuation of Fixed Assets

To reflect the adjustment to fair market value the fixed assets acquired in the transaction and record depreciation expense for the adjusted value.

(c) Elimination of Equity Balances

To reflect the elimination of Heisey’s equity balances in combination.

(d) Financing related expense

The seller’s note matures one year from the date of the transaction and carries interest of 6%. For the purposes of these proforma statements, this note is shown as paid in full with interest.

The bank loan secured in order to purchase Heisey carry variable interest rates based on the 30 day Secured Overnight Financing Rate (“SOFR”). These proforma financial statement adjustments are based on the historical SOFR rates and are not indicative of what these rates may be in the future. The short-term portion is captioned under “Short-term liabilities, net of unamortized original issue discounts” on the unaudited proforma condensed combined balance sheet as of September 30, 2022.

(e) Income tax

The income tax effect is on state income taxes. Federal taxes are not reflected as any benefit would be fully offset by a valuation allowance.

(f) Earning per share

Pro forma basic and diluted earnings per share (“EPS”) is calculated in conformity with the Company’s accounting policies.

Note 6 – Cemtrex Inc. - Adjustments

On November 22, 2022, the Company entered into two Asset Purchase Agreements and one Simple Agreement for Future Equity (“SAFE”) with the Company’s CEO, Saagar Govil, to secure the sale of the subsidiaries Cemtrex Advanced Technologies, Inc, which include the brand SmartDesk, and Cemtrex XR, Inc., which include the brands Cemtrex XR, Virtual Driver Interactive, Bravo Strong, and good tech (formerly Cemtrex Labs), to Mr. Govil.

On January 25, 2023, the Company completed a 35:1 reverse stock split on its common stock.

The adjustments included are to reclass the assets and liabilities of the discontinued operations under the headings of Assets of discontinued operations and Liabilities of discontinued operations, respectively on the pro forma balance sheet and adjust the pro forma income statement to reflect the results of the discontinued operations. Additionally, the adjustments included adjust share and per share data for the reverse split on the pro forma balance sheet and the proforma income statement.

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